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              TROOP MEISINGER STEUBER & PASICH, LLP
                             LAWYERS

                          July 14, 1998
                                                                     Exhibit 5.1
Gary Player Golf, Inc.
2811 Airpark Drive
Santa Maria, CA  93455


Ladies/Gentlemen:

          At your request, we have examined the Registration Statement on Form SB-2 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by Gary Player Golf, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 1,700,000 shares of Common Stock, par value $0.001 per share, of the Company (the "Company Firm Shares"), an additional 255,000 shares of Common Stock, par value $0.001 per share, of the Company subject to the underwriter's over-allotment option (the "Over-Allotment Shares"), a warrant to purchase up to 170,000 shares of Common Stock to be issued to the Underwriter (the "Underwriter's Warrant"), 170,000 shares of Common Stock underlying the Underwriter's Warrant (the "Underlying Shares") and any additional shares of Common Stock of the Company which may be registered pursuant to Rule 462(b) under the Act (collectively with the Company Firm Shares and the Over-Allotment Shares, the "Shares").

          We are of the opinion that the Shares have been duly authorized and upon issuance and sale of the Shares in conformity with and pursuant to the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

          We are of the opinion that the Underwriter's Warrant has been duly authorized and upon issuance and sale of the Underwriter's Warrant in conformity with and pursuant to the Registration Statement, the Underwriter's Warrant will be validly issued, fully paid and non-assessable.

          We are of the opinion that the Underlying Shares have been duly authorized and, upon exercise and payment of the exercise price therefor in accordance with the terms of the Underwriter's Warrant, will be validly issued, fully paid and non-assessable.

          We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                   Respectfully submitted,

                                   /s/ TROOP MEISINGER STEUBER & PASICH, LLP
                                   -----------------------------------------
                                   TROOP MEISINGER STEUBER & PASICH, LLP